UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2019
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 15, 2019, the Board of Directors of Ligand Pharmaceuticals Incorporated (the “Company”) appointed Sarah Boyce to the Company’s Board of Directors. The appointment was made based upon the recommendation of the Nominating and Corporate Governance Committee of the Company’s Board of Directors.
Ms. Boyce, 47, currently serves as President and CEO of Avidity Biosciences LLC (“Avidity”), a privately-held biotechnology company focusing on the development and commercialization of therapeutics for the treatment of serious muscular diseases. Prior to joining Avidity, she served as the President of Akcea Therapeutics, Inc. (“Akcea”) from April 2018 through September 2019. Prior to joining Akcea, Ms. Boyce served as Chief Business Officer of Ionis Pharmaceuticals, Inc. from January 2015 to April 2018 and she previously served as Vice President, Head of International Business Strategy and Operations at Forest Laboratories, Inc. from 2012 to 2014. She previously held various positions with Alexion Pharmaceuticals Inc., Novartis Group AG, Bayer AG and F. Hoffmann-La Roche AG. Ms. Boyce received her Bachelor of Science degree in microbiology from the University of Manchester, England in 1993.
In connection with her appointment to the Board, pursuant to the Company’s independent director compensation policy, Ms. Boyce has been granted restricted stock units representing 1,431 shares of the Company’s common stock and options to purchase 5,283 shares of the Company’s common stock. The options have an exercise price per share equal to $107.81, the fair market value of the Company’s common stock on the date of grant. The foregoing awards will vest in three equal annual installments on each of the first three anniversaries following the date of grant. Ms. Boyce will also receive cash compensation for her service on the Board in accordance with the Company’s independent director compensation policy, as such policy may be amended from time to time.
There are no arrangements or understandings between Ms. Boyce and any other person pursuant to which she was selected to serve on the Board of Directors. There are no transactions in which the Company or any of its subsidiaries is a party and in which Ms. Boyce has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 15, 2019, the Company issued a press release relating to the appointment of Ms. Boyce to the Company’s Board of Directors. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Note: Information in this Current Report on Form 8-K furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED
Date: October 16, 2019	By: /s/ Charles Berkman Name:Charles Berkman Title: Senior Vice President, General Counsel and Secretary